UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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EQT CORPORATION
(Name of Registrant as Specified in Its Charter)

TOBY Z. RICE DEREK A. RICE
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On March 21, 2019, Toby Z. Rice and Derek A. Rice issued the following press release.

IMPORTANT INFORMATION

Toby Z. Rice and Derek A. Rice, together with the other participants named herein (collectively, the “Rice Group”), intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2019 annual meeting of stockholders of EQT Corporation, a Pennsylvania corporation (“EQT”).

THE RICE GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF EQT TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV, OR BY CONTACTING D.F. KING & CO., INC., THE RICE GROUP’S PROXY SOLICITOR, BY PHONE (212-269-5550) OR E-MAIL (RICE@DFKING.COM). IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

PARTICIPANT INFORMATION

The participants in the proxy solicitation are anticipated to be Toby Z. Rice, Derek A. Rice, the Rice Energy 2016 Irrevocable Trust (the “Rice Trust”), Andrew L. Share, Rice Investment Group, L.P. (“Rice Investment”), Daniel J. Rice III, J. Kyle Derham, William E. Jordan, Lydia I. Beebe, Lee M. Canaan, Jay C. Graham, Dr. Kathryn J. Jackson, D. Mark Leland, John F. McCartney, Daniel J. Rice IV and Hallie A. Vanderhider.

As of the date hereof, Toby Z. Rice beneficially owns directly 400,000 shares of Common Stock, no par value, of EQT (the “Common Stock”), Derek A. Rice directly and indirectly beneficially owns 272,651 shares of Common Stock, the Rice Trust directly beneficially owns 5,676,000 shares of Common Stock, Andrew L. Share, as the trustee of the Rice Trust, may be deemed to beneficially own 5,676,000 shares of Common Stock that are beneficially owned directly by the Rice Trust, Daniel J. Rice III directly and indirectly beneficially owns 1,011,407  shares of Common Stock, J. Kyle Derham directly and indirectly beneficially owns 50,000 shares of Common Stock, William E. Jordan directly and indirectly beneficially owns 103,825 shares of Common Stock, John F. McCartney directly beneficially owns 743 shares of Common Stock and Daniel J. Rice IV directly beneficially owns 219,609 shares of Common Stock. As of the date hereof, Mmes. Beebe, Canaan, Jackson and Vanderhider and Messrs. Graham and Leland and Rice Investment do not own any shares of Common Stock.

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Carnegie, PA, March 21, 2019 -- Toby Z. Rice and Derek A. Rice, shareholders of EQT Corporation (NYSE: EQT), today announced they have nominated a slate of nine highly qualified candidates for election to the EQT Board of Directors at EQT’s Annual Meeting on July 10, 2019. The Rice team has a proven, detailed business plan for improving EQT’s operations and delivering value for all EQT shareholders and employees. A presentation outlining the Rice plan can be found at www.eqtpathforward.com.

“We believe a comprehensive solution is required to effect the fundamental course correction needed to deliver full value to shareholders. This approach stands in stark contrast to EQT’s pursuit of incremental changes to the status quo. Our solution starts with substantial changes at the board level to oversee our plan to improve operational performance and transform EQT into the lowest-cost gas operator in the country,” said Toby Rice. “The majority slate we have nominated includes highly qualified independent directors with deep industry experience, four of whom have direct knowledge of EQT’s assets based on their previous service on the Rice Energy board. We believe our directors are the right stewards to oversee the implementation of the Rice plan to lower well costs to levels previously achieved by the Rice team on EQT’s assets, which we believe will generate $500 million of annual incremental free cash flow above EQT’s current guidance.”

The Rice team slate consists of nine independent nominees with diverse skills and backgrounds.  Four members of the slate, including current EQT director Daniel J. Rice IV, provided oversight and guidance in key board positions at Rice Energy as it achieved the cultural and digital transformation that led to 95% relative stock price outperformance compared to its Appalachia E&P peers from its 2014 IPO through its acquisition by EQT in 2017.1

The Rice team also noted that EQT is attempting to create an uneven playing field by taking the highly unusual step of requiring, as a condition to the submission of nominations, that the Rice team’s nominees consent to being named in EQT’s proxy materials.  The Rice team believes that EQT should either follow the common practice that the Rice nominees need only consent to being named in the Rice team’s proxy materials or that EQT’s slate of directors provide the same consent to appear on the Rice team proxy card so as to create a “universal proxy card.”  The Rice team believes that each side agreeing to the use of a universal proxy card would reflect best-in-class corporate governance, as the most qualified directors would be elected, regardless of which proxy card a shareholder voted on.  In the Rice team’s view, EQT’s actions, like its decision to hold its annual meeting in July rather than in April as it has for decades, are attempts to manipulate the corporate machinery to gain a tactical advantage instead of giving shareholders the opportunity to promptly and fairly have their voices heard.

The Rice team slate is as follows:

Lydia I. Beebe, 66, currently serves as Principal of LIBB Advisors LLC, a corporate governance consulting firm.  Ms. Beebe previously held a number of senior roles at Chevron Corporation, including Corporate Secretary and Chief Governance Officer, from 1995 to April 2015.  Ms. Beebe previously served as Co-Director of Stanford Institutional Investors’ Forum and as Senior Of Counsel for Wilson Sonsini Goodrich & Rosati.  Currently, Ms. Beebe serves on the Boards of Directors for Kansas City Southern and Aemetis, Inc.  Other previous and current director experience includes HCC Insurance Holdings, Inc. and a number of private and charitable organizations, including the Council of Institutional Investors, the Stanford University Arthur and Toni Rembe Rock Center for Corporate Governance, and others.

The Rice team believes that Ms. Beebe’s finance, tax and audit expertise, as well as her extensive corporate strategy and governance experience, will make her a valuable addition to the Board.

Lee M. Canaan, 62, is the Founder and Portfolio Manager of private investment management firm Braeburn Capital Partners, LLC. Additionally, since 2009 Ms. Canaan has served as an independent traditional and alternative energy industry consultant for various private, public, and government entities. Currently, Ms. Canaan serves on the Boards of Directors of Philadelphia Energy Solutions, LLC, and Panhandle Oil and Gas Inc. Ms. Canaan is a Chartered Financial Analyst.

The Rice team believes Ms. Canaan’s extensive experience in the public and private capital markets as well as financial analysis, mergers and acquisitions, and her prior public-company board experience, will provide significant value to the Board.

Jay C. Graham, 48, currently serves as the Chairman and CEO of Spur Energy Partners.  Mr. Graham served as Chief Executive Officer and Chairman of the Board of Directors for WildHorse Resources Development Corporation from September 2016 until it was acquired by Chesapeake Energy Corporation in February 2019.  Previously, Mr. Graham served as Chief Executive Officer and as a member of the Board of Directors of Memorial Resource Development Corp. from January 2016 until it was acquired by Range Resources Corporation in September 2016. Prior to that, Mr. Graham served as Co-CEO and Co-Founder of WildHorse from June 2013 to January 2016 and President of WildHorse Resources Management Company since its formation in October 2012 to January 2016.

The Rice team believes that Mr. Graham’s expertise and experience in petroleum engineering, as well as his history of operating oil and natural gas companies, will make him a valuable and strategic addition to the Board.

Dr. Kathryn J. Jackson, 61, has served as the Director of Energy and Technology Consulting for KeySource, Inc., a solutions-oriented company that provides strategic business consulting, since October 2015. Prior to that, Dr. Jackson served as Senior Vice President and Chief Technology Officer of RTI International Metals, a leading US producer of titanium mill products, from June 2014 to July 2015.  Prior to that, Dr. Jackson was CTO and Senior Vice President of Research and Technology at Westinghouse Electric Company, LLC, a nuclear plant, fuel and services company, from 2009 to June 2014 and as the Vice President of Strategy, Research & Technology from 2008 to 2009. Prior to that, Dr. Jackson served in a variety of executive positions at Tennessee Valley Authority, a government agency that provides electricity for business customers and local power companies, for seventeen years. Dr. Jackson has served on the Board of Directors at Portland General Electric since April 2014 and on the Board of Directors of Cameco Corporation since January 2017.  Dr. Jackson previously served as a member of the Board of Directors of Rice Energy Inc. from April 2017 until its acquisition by EQT in November 2017.  Dr. Jackson holds a Ph.D. and M.S. in Engineering and Public Policy from Carnegie Mellon University, a Master’s degree in Industrial Engineering Management from the University of Pittsburgh and a B.S. in Physics from Grove City College.

The Rice team believes Dr. Jackson’s significant experience serving on a number of public boards, her technological expertise as well as her experience with generation facilities and large energy trading and utility operations will prove essential to the Board.

D. Mark Leland, 57, has served on the Board of Directors of Altus Midstream Company since November 2018, and on the Board of Directors of PotlatchDeltic Corporation since February 2018. Previously, Mr. Leland served as Interim President and Chief Executive Officer of Deltic Timber, from October 2016 through March 2017. Mr. Leland previously served in numerous roles with El Paso Corporation and its various business units including President of El Paso Midstream Group and Executive Vice President and Chief Financial Officer of El Paso. Additionally, Mr. Leland served as Senior Vice President and Chief Operating Officer of the General Partner of GulfTerra Energy Partners, L.P., from January 2003 to December 2003. Mr. Leland previously served on the Board of Directors of each of Deltic, Rice Midstream Partners LP, Kayne Anderson Acquisition Corp., KiOR Inc. and El Paso Pipeline Partners, L.P.

The Rice team believes that Mr. Leland’s significant experience in the oil and gas industry from serving in executive positions as well as through serving on a number of both public and private boards will make him a valuable addition to the Board.

John McCartney, 66, has served on the Board of Directors of Huron Consulting Group since October 2004, and as the Board’s non-executive chairman since May 2010. Mr. McCartney has also served on the Board of Directors of Datatec Limited since 2007, where he currently serves as the chairman of the remuneration committee. Previously, Mr. McCartney served as a member of the Board of Directors of Rice Energy Inc. from March 2015 until its acquisition by EQT in November 2017.  Mr. McCartney also served on the Board of Directors of Westcon Group, Inc. from August 1998 to September 2017, serving as chairman both from March 2011 until September 2013 and from January 2001 until March 2009.  In August 2011, Mr. McCartney joined the board of Transco Inc. From May 2009 until February 2015, he served on the Board of Covance Inc. Mr. McCartney received a B.A. in Philosophy from Davidson College and an MBA from The Wharton School of the University of Pennsylvania.

The Rice team believes that Mr. McCartney’s service as chairman and vice chairman of the boards of several public and private companies, as well as his deep governance and accounting experience make him a valuable addition to the Board.

Daniel J. Rice IV, 38, has served as a Partner at Rice Investment Group since May 2018. Prior to that, Mr. Rice served in a number of positions with Rice Energy, joining the company as Vice President and Chief Financial Officer in 2008, becoming Chief Operating Officer in October 2012, and serving as Chief Executive Officer from October 2013 until its acquisition by EQT in November 2017.  Mr. Rice also served as Chief Executive Officer and board director of Rice Midstream Management LLC, the general partner of Rice Midstream Partners LP, from January 2014 to November 2017. Prior to that, Mr. Rice served as an investment banker for Tudor Pickering Holt & Co., LLC, an investment and merchant bank, in 2008, as a senior analyst of corporate planning for Transocean Inc., an offshore drilling contractor, from 2005 to 2008, and as a financial analyst for Tyco International plc, a global manufacturing company, from 2004 to 2005.  Mr. Rice has served on the Board of EQT Corp. since November 2017. Mr. Rice holds a B.S. in Finance from Bryant University.

The Rice team believes that Mr. Rice’s executive level experience and his oil and gas industry expertise continue to make him a valuable member of the Board.

Toby Z. Rice, 37, has served as a Partner at Rice Investment Group, a multi-strategy fund investing in all verticals of the oil and gas sector, since May 2018. Prior to that, Mr. Rice served as President, Chief Operating Officer and a member of the Board of Directors of Rice Energy Inc. from October 2013 until its acquisition by EQT in November 2017.  Mr. Rice had served in a number of positions with Rice Energy, its affiliates and predecessor entities since February 2007, including President and Chief Executive Officer of a predecessor entity from February 2008 through September 2013. Mr. Rice holds a B.S. in Chemistry from Rollins College.

The Rice team believes that Mr. Rice’s considerable operational, technological and executive experience in the oil and gas industry will make him a valuable addition to the Board.

Hallie A. Vanderhider, 61, has served as Managing Director of SFC Management LP since January 2016. Previously, Ms. Vanderhider served as Managing Partner of Catalyst Partners LLC, from August 2013 to May 2016. Prior to that, Ms. Vanderhider served in a number of positions at Black Stone Minerals Company, L.P. (“Black Stone”), including as President & Chief Operating Officer and Executive Vice President and Chief Financial Officer. Prior to Black Stone, Ms. Vanderhider served as Chief Financial Officer for EnCap Investments from 1994 to 2003. Currently, Ms. Vanderhider serves on the Board of Directors of Noble Midstream GP LLC, since September 2016. Previously, Ms. Vanderhider served on the Boards of Directors of PetroLogistics GP LLC, Mississippi Resources LLC, Bright Horizons LLC, Grey Rock Energy Management LLC and Black Stone. Ms. Vanderhider is a Certified Public Accountant and holds a B.B.A. in Accounting from the University of Texas at Austin.

The Rice team believes that Ms. Vanderhider’s deep management and operational expertise, including prior roles as COO and CAO in the oil and industry, as well as her extensive board experience will make her a valuable asset to the Board.

The Rice team intends to make additional information available to shareholders, including a preliminary proxy statement, in the near future.

IMPORTANT INFORMATION

Toby Z. Rice and Derek A. Rice, together with the other participants named herein (collectively, the “Rice Group”), intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2019 annual meeting of stockholders of EQT Corporation, a Pennsylvania corporation (“EQT”).

THE RICE GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF EQT TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV, OR BY CONTACTING D.F. KING & CO., INC., THE RICE GROUP’S PROXY SOLICITOR, BY PHONE (212-269-5550) OR E-MAIL (RICE@DFKING.COM). IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

PARTICIPANT INFORMATION

The participants in the proxy solicitation are anticipated to be Toby Z. Rice, Derek A. Rice, the Rice Energy 2016 Irrevocable Trust (the “Rice Trust”), Andrew L. Share, Rice Investment Group, L.P. (“Rice Investment”), Daniel J. Rice III, J. Kyle Derham, William E. Jordan, Lydia I. Beebe, Lee M. Canaan, Jay C. Graham, Dr. Kathryn J. Jackson, D. Mark Leland, John F. McCartney, Daniel J. Rice IV and Hallie A. Vanderhider.

As of the date hereof, Toby Z. Rice beneficially owns directly 400,000 shares of Common Stock, no par value, of EQT (the “Common Stock”), Derek A. Rice directly and indirectly beneficially owns 272,651 shares of Common Stock, the Rice Trust directly beneficially owns 5,676,000 shares of Common Stock, Andrew L. Share, as the trustee of the Rice Trust, may be deemed to beneficially own 5,676,000 shares of Common Stock that are beneficially owned directly by the Rice Trust, Daniel J. Rice III directly and indirectly beneficially owns 1,011,407  shares of Common Stock, J. Kyle Derham directly and indirectly beneficially owns 50,000 shares of Common Stock, William E. Jordan directly and indirectly beneficially owns 103,825 shares of Common Stock, John F. McCartney directly beneficially owns 743 shares of Common Stock and Daniel J. Rice IV directly beneficially owns 219,609 shares of Common Stock. As of the date hereof, Mmes. Beebe, Canaan, Jackson and Vanderhider and Messrs. Graham and Leland and Rice Investment do not own any shares of Common Stock.

1Based on Rice Energy’s relative stock price performance compared to its peers (Antero Resources, Cabot Oil & Gas, CNX Resources, EQT, Gulfport Energy, and Range Resources) from January 24, 2014, the date Rice Energy opened for trading, through November 13, 2017, the closing date of EQT’s acquisition of Rice Energy.

For Investor Inquiries:

Kyle Derham

kyle@teamrice.com

For Media Inquiries:

Sard Verbinnen & Co

Jim Barron: 212-687-8080

Frances Jeter: 832-680-5120